Exhibit 10.3

                   Schedule of Additional Employment Contracts

Pursuant to instruction 2 of Section 601 of Regulation S-K, the registrant includes the following schedule regarding additional management employment contracts the full text of which the registrant has omitted from this filing.

     (3) Goshen Savings Bank (the "Bank") has also entered into Employment Agreements with each of executive officers Barbara A. Carr and Rolland
          B. Peacock III which are substantially identical in all material respects to the Employment Agreement by and between the Bank and Mr. Dederick, as filed as Exhibit 10.1 to this Form 10-Q, except as to the parties thereto and their respective titles.

     (4) GSB Financial Corporation (the "Company") has also entered into Supplemental Employment Agreements with each of executive officers Barbara A. Carr and Rolland B. Peacock III which are substantially identical in all material respects to the Supplemental Employment Agreement by and between the Company and Mr. Dederick, as filed as
          Exhibit 10.2 to this Form 10-Q, except as to the parties thereto and their respective titles.


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